UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

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SunEdison Semiconductor Limited

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GlobalWafers Agreement to Acquire SunEdison Semiconductor

Investor Q&A/Messaging

Investor Key Messages:

•	GlobalWafers has entered into a definitive agreement to acquire SunEdison Semiconductor for $12.00 per share in cash.

•	This values the company at $683 million, net of our outstanding indebtedness at June 30.

•	The purchase price represents a 78.6% premium to the average closing share price during the 30 trading days leading to August 17; and 44.9% premium to the closing share price on August 17, 2016, the last trading day prior to the announcement of the transaction.

•	We believe this transaction delivers significant value to our shareholders.

•	GlobalWafers will be financing the acquisition through existing cash on hand and committed acquisition financing from a consortium of Taiwan banks.

•	The transaction is subject to the approval of SunEdison Semiconductor shareholders.

•	There is a 3.5% of equity value (approximately $19M) break-up fee payable to GlobalWafers if we accept a superior offer under the agreement’s customary fiduciary out provision.

•	There is a $40 million reverse break-up fee payable to us if transaction is terminated as a result of failure to obtain CFIUS, antitrust, or Taiwan approvals or GlobalWafers’ inability to obtain its financing.

¡	This termination fee was deposited by GlobalWafers in escrow at the time of signing the Implementation Agreement.

•	The boards of directors of both companies have approved the transaction, and the SunEdison Semiconductor board will be recommending to its shareholders that they approve the transaction.

•	We hope to get the transaction closed by year end.

Questions & Answers:

•	What is the structure of the merger? What is a “scheme of arrangement?”

•	A Scheme of Arrangement is the mechanism for a transaction to be approved under Singapore law; it is similar to a merger agreement in many respects.

•	After the transaction is approved by shareholders, we will submit the scheme of arrangement to Singapore Court for approval.

•	What will the new management team look like? Will any key executives from SSL be leaving?

These details have not yet been worked through; the current management team remains focused on the Company’s business and the smooth execution of the transaction to closing.

•	Is there a breakup fee?

•	Yes, there is a 3.5% breakup fee (approximately $19 million) we will be required to pay to GlobalWafers if we accept a superior offer under the customary “fiduciary out” provisions of the agreement.

•	There is also a $40 million reverse breakup fee GlobalWafers will pay us if the transaction is terminated because of failure to get the necessary CFIUS, antitrust or Taiwan approvals or in the event of the failure of Globe to get its financing.

•	How confident are you that the deal will close?

We believe that the deal will close. Both parties are very motivated to proceed through the post-signing approvals to achieve a smooth process and closing.

•	Did you entertain other offers? Could there be other suiters? Do you think they may emerge?

•	Our board of directors conducted a thorough and lengthy strategic review process that culminated with it unanimously determining that this transaction with GlobalWafers was in the best interests of the Company.

•	While we understand your interest, it would be inappropriate for us to get into these details today. We will be better able to address these questions once we have filed our proxy statement in connection with our special shareholder meeting to approve the transaction.

•	The agreement contains customary no-shop and “fiduciary out” provisions.

•	What are the conditions to closing?

•	Shareholder approval: Singapore law requires 75% of the shares appearing in person or by proxy at the meeting voting in favor of the transaction and a majority in number of shareholders represented at that meeting voting in favor.

•	Singapore court approval of the Scheme

•	Antitrust approvals (we are expecting filings in U.S., Taiwan, Germany)

•	CFIUS

•	Taiwan approval

•	Other typical closing conditions

•	What % vote is required for shareholders to approve the transaction?

•	Singapore law requires that of those shares voting, a majority in number of shareholders and 75% of shares voting vote “for” the proposed transaction.

•	What happens to existing debt?

•	Senior credit facility and Korean Term loan will be repaid at closing.

•	Financing details

•	GlobalWafers will finance the transaction through existing cash on hand and committed acquisition financing.

•	GlobalWafers has entered into debt commitment letters with a consortium of Taiwan banks including Bank of Taiwan, Hua Nan Commercial Bank, Mega International Bank, Taipei Fubon Bank and Taishin International Bank.

•	What is the rational for acquisition?

Please see our press release, and look for the more complete description in the proxy statement.

•	Where can I obtain additional information regarding the transaction?

Please see our Form 8-K filed with the SEC on August 18, 2016 which includes additional information regarding the transaction, and also includes a copy of the Implementation Agreement.

Additional Information and Where You Can Find It

In connection with the proposed transaction, SunEdison Semiconductor Limited will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of SunEdison Semiconductor. SHAREHOLDERS OF SUNEDISON SEMICONDUCTOR ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available), and any other documents filed by SunEdison Semiconductor or GlobalWafers Co., Ltd. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Certain Information Concerning Participants

Each of GlobalWafers, SunEdison Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SunEdison Semiconductor shareholders in favor of the proposed transaction. GlobalWafers currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about GlobalWafers and its directors and executive officers may be found in the Schedule 14A filed by GlobalWafers with the SEC on August 18, 2016. Information about SunEdison Semiconductor’s directors and executive officers and their ownership of SunEdison Semiconductor’s ordinary shares is set forth in its proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, by security holdings or otherwise, will be included in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

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